UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2006

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 510-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

This Current Report on Form 8-K/A is being filed to amend Item 2.01 and Item 9.01 of the Current Report on Form 8-K filed by U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), on March 6, 2006, in accordance with the Company's subsequent determination that the transactions herein described are not required to be reported pursuant to Item 2.01.

Item 1.01	Entry into a Material Definitive Agreement.

Arnold and Total Stock Purchase Agreements

In the fourth quarter of 2004, the Company acquired 49% of the outstanding stock of ATS Acquisition Holding Co., a Delaware corporation ("ATS") and the parent company of Arnold Transportation Services, Inc. ("Arnold"). In the second quarter of 2005, the Company acquired 49% of the outstanding stock of each of Transportation Investments Inc., a Mississippi corporation ("TII") and the parent company of Total Transportation of Mississippi LLC, a Mississippi limited liability company ("Total"), Transportation Assets Leasing Inc., a Mississippi corporation ("TAL"), and Total Logistics Inc., a Mississippi corporation ("TLI," and together with TII and TAL, the "Total Companies"). Certain members of Arnold's current management team controlled the remaining 51% interest as well as a majority of the board of directors of ATS, and certain members of the Total management team controlled the remaining 51% interest and a majority of the boards of directors of each of the Total Companies. We did not guarantee any of ATS' or the Total Companies' debt and did not have any obligation to provide funding, services or assets. We accounted for ATS' and the Total Companies' operating results using the equity method of accounting.

On February 28, 2006, the Company entered into and closed a Stock Purchase Agreement (the "Arnold Agreement") with ATS, Xpress Holdings, Inc., a Nevada corporation ("Xpress Holdings") and wholly-owned subsidiary of the Company, and certain members of Arnold's management team. On February 28, 2006, the Company also entered into and closed a Stock Purchase Agreement (the "Total Agreement") with Xpress Holdings, each of the Total Companies, and certain members of Total's management team. Pursuant to the Arnold Agreement and the Total Agreement (the "Purchase Agreements"), the Company, through its wholly-owned subsidiary Xpress Holdings, increased its ownership in ATS and each of the Total Companies to 80% of the outstanding stock of ATS and each of the Total Companies through the purchase of stock owned by the current management teams of Arnold and Total, consummating transactions that had been previously announced on February 13, 2006. The aggregate purchase price for such stock was approximately $7.9 million in cash.

The Arnold and Total management teams continue to hold 20% of the outstanding stock of Arnold and each of the Total Companies, respectively. The Arnold management team, led by President and Chief Executive Officer Mike Walters, and the Total management team, led by Co-Chief Executive Officers Rick Kale and John Stomps, continue to manage their respective operations and utilize their existing facilities. In connection with these transactions, the Company also issued an aggregate 40,466 shares of restricted stock to key employees of those companies under the Company's 2002 Stock Incentive Plan. The restricted shares vest over time contingent upon continued employment. The Company expects to record compensation expense in accordance with SFAS 123R in relation to the shares. Commencing March 1, 2006, the Company will account for ATS' and the Total Companies' operating results on a consolidated basis.

In the transactions, the Company also obtained the right to elect a majority of the members of the board of directors of ATS. The Company retains options to purchase the remaining 20% of each of ATS and the Total Companies through December 8, 2007 and October 1, 2008, respectively. If the Company fails to exercise such options prior to such dates, the members of the current Arnold and Total management teams will have similar options to repurchase the Company's interests in ATS and the Total Companies.

Third Amendment to Revolving Credit and Letter of Credit Loan Agreement

In connection with these transactions, the Company entered into a Third Amendment to Revolving Credit and Letter of Credit Loan Agreement, dated February 27, 2006 (the "Credit Facility Amendment"), with SunTrust Bank, Bank of America, N.A., LaSalle Bank, National Association, Branch Banking and Trust Company, National City Bank, and Regions Financial Corporation (the "Lenders"), amending our revolving credit facility. Pursuant to the Credit Facility Amendment, the Lenders consented to the consummation of the Purchase Agreements and made certain amendments to the revolving credit facility to permit existing debt and liens of ATS and the Total Companies.

In connection with the Third Amendment and consummation of the Purchase Agreements, ATS and the Total Companies will become parties to and guarantors of the Company's revolving credit facility. The Company has also guaranteed approximately $20 million of ATS' and the Total Companies' debt under their respective credit facilities in order to obtain required consents from their lenders to permit ATS and the Total Companies to guarantee our revolving credit facility.

This description of the Purchase Agreements and the Credit Facility Amendment does not purport to be complete and is qualified in its entirety reference to the full text of the Purchase Agreements and the Credit Facility Amendment.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Current Report on Form 8-K filed by the Company on March 6, 2006 incorporated by reference into Item 2.01 the information set forth in Item 1.01 concerning the closing of the transactions contemplated by the Arnold Agreement. Upon further review, the Company has determined that the transactions contemplated by the Arnold Agreement are not required to be reported pursuant to this Item 2.01.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of business acquired.

In accordance with the Company's determination set forth in Item 2.01 of this Current Report on Form 8-K/A that the transactions contemplated by the Arnold Agreement are not required to be disclosed under Item 2.01, the Company is not required to, and will not, file financial statements of the acquired business.

(b) Pro forma financial information.

In accordance with the Company's determination set forth in Item 2.01 of this Current Report on Form 8-K/A that the transactions contemplated by the Arnold Agreement are not required to be disclosed under Item 2.01, the Company is not required to, and will not, file pro forma financial information relative to the acquired business.

(d) Exhibits.
The Arnold Agreement, attached hereto as Exhibit 10.46, was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 6, 2006.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	10.46	Stock Purchase Agreement, dated as of February 28, 2006, by and among the Company, Xpress Holdings, Inc., ATS Acquisition Holding Co., and certain shareholders of ATS Acquisition Holding Co.

The information in this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. XPRESS ENTERPRISES, INC.
Date: March 23, 2006	BY:	/s/Ray M. Harlin Ray M. Harlin Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.46	Stock Purchase Agreement, dated as of February 28, 2006, by and among the Company, Xpress Holdings, Inc., ATS Acquisition Holding Co., and certain shareholders of ATS Acquisition Holding Co.